Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-237835) of Aesthetic Medical International Holdings Group Limited of our report dated April 21, 2023 relating to the consolidated financial statements of Aesthetic Medical International Holdings Group Limited, which appears in this Form 20-F, for the fiscal year ended December 31, 2022.

/s/ Union Power HK CPA Limited

Union Power HK CPA Limited

Hong Kong

April 21, 2023